UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 16, 2010

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100 Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Concho Resources Inc. (the “Company”) has entered into the Third Amendment to Amended and Restated Credit Agreement and Limited Waiver (the “Third Amendment”), dated as of June 16, 2010, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The Third Amendment revises the prohibition on negative pledges on the Company’s assets to exclude assets that are not included in the borrowing base calculation. In addition, in connection with this modification, the lenders agreed to waive (the “Limited Waiver”) defaults relating to certain of the Company’s oil and gas leases that included negative pledges. Finally, the lenders authorized the release of all of their liens and security interests on the properties subject to the Limited Waiver.
A copy of the Third Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the Third Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Third Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Third Amendment to Amended and Restated Credit Agreement and Limited Waiver, dated as of June 16, 2010, among Concho Resources Inc. and the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: June 18, 2010	By:	/s/ C. WILLIAM GIRAUD
		Name:	C. William Giraud
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1
Third Amendment to Amended and Restated Credit Agreement and Limited Waiver, dated as of June 16, 2010, among Concho Resources Inc. and the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.